September 20, 1996

Ms. Phyllis Karno
Swiss Bank Corporation
P.O. Box 395
Church Street Station
New York, NY 10008

RE:  CREDIT AGREEMENT BETWEEN THE INTERPUBLIC GROUP OF COMPANIES,
INC. AND SWISS BANK CORPORATION

Dear Phyllis:

We are writing to you in connection with the Credit Agreement between The Interpublic Group of Companies, Inc. and Swiss Bank Corporation dated September 30, 1992 and effective as of December 18, 1992 (the "Agreement"). Section 2.13 of the Agreement provides that the Borrower may request extension of the Commitment under the Agreement for an additional period of one year from the then current Termination Date.

Notwithstanding the dates specified in Section 2.13 of the Agreement for requesting such extension, we hereby request that you extend the Termination Date of the Agreement to December 1, 1998. If you are agreeable to our request, please so indicate by signing and returning the duplicate copy of this letter which we have enclosed herewith.

Thank you.
                              Sincerely,

                           Alan M. Forster
                      Vice President & Treasurer

ACCEPTED & AGREED
SWISS BANK CORPORATION

By: Sabina Wu - Director of Credit Risk Management, N.A.
By: Karen Mayrose - Associate Director Banking Finance Support

Date: Undated

cc:  Mr. Kenneth E. Dutcher
     Ms. Barbara S. Gmora
     Ms. Regina E. Dooley
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